Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ProKidney Corp. 2022 Incentive Equity Plan of our report dated March 28, 2023, with respect to the consolidated financial statements of ProKidney Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

Ernst & Young LLP

/s/ Ernst & Young LLP

Raleigh, North Carolina

March 28, 2023